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                        KAPLAN GOTTBETTER & LEVENSON, LLP
                 630 THIRD AVENUE, NEW YORK, NEW YORK 10017-6705
                    TEL: (212) 983-6900; FAX: (212) 983-9210

                                October 16, 2001

Return Assured Incorporated
1901 Avenue of the Stars, Suite 1710
Los Angeles, California 90067

Re:  Return Assured Incorporated - Registration Statement on Form S-4

Gentlemen:

We have acted as counsel to Return Assured Incorporated, a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-4 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of an aggregate 21,748,925 shares (the "Shares") of Common Stock, $.001 par value per share, issuable to the shareholders of Internet Business's International, Inc. ("IBUI") pursuant to that certain Agreement and Plan of Merger and Share Exchange, dated June 4, 2001, and amended October 1, 2001, by and between the Company and IBUI (the "Agreement").

In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that, when issued and paid for in accordance with the Agreement, the Shares will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving such consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Kaplan Gottbetter & Levenson, LLP

Kaplan Gottbetter & Levenson, LLP